UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 14, 2010

Zynex, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	33-26787-D	90-0275169
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

9990 Park Meadows Drive Lone Tree, Colorado	80124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 703-4906

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mats Wahlström as a Director

On October 14, 2010, Mats Wahlström was appointed to the Board of Directors of Zynex, Inc. Mr. Wahlström currently serves as Senior Advisor to the CEO and Chairman of Fresenius Medical Care, a renal care company. From January 2004 through December 2009, Mr. Wahlström served as co-CEO of Fresenius Medical Care North America and from November 2002 through December 2009 as President and CEO of Fresenius Medical Services, which operates more than 1,700 dialysis clinics in the U.S. Mr. Wahlström has 25 years of experience in the healthcare field and 23 years of experience in the renal field. Prior to joining Fresenius Medical Care in 2002, he held various positions at Gambro AB in Sweden, including President and CEO of Gambro U.S. as well as CFO of the Gambro Group. Mr. Wahlström served as a director of Health Grades, Inc., a NASDAQ-listed healthcare ratings company, from March 2009 through its sale to a private equity firm in October 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zynex, Inc.
Date: October 19, 2010	By:	/s/ Thomas Sandgaard
Thomas Sandgaard,
Chief Executive Officer